UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: April 9, 2019

(Date of earliest event reported)

Ceridian HCM Holding Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-38467	46-3231686
(Commission File Number)	(IRS Employer Identification No.)

3311 East Old Shakopee Road
Minneapolis, Minnesota	55425
(Address of principal executive offices)	(Zip Code)

(952) 853-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2019, the Board of Directors (the “Board”) of Ceridian HCM Holding Inc., a Delaware corporation (“Ceridian”), appointed Deborah A. Farrington as a Class II director having a term ending at Ceridian’s 2020 annual meeting of stockholders, and appointed her as a member of the Audit Committee of the Board.

Ms. Farrington, age 68, is a founder and President of StarVest Management, Inc. and is, and since 1999 has been, a general partner of StarVest Partners, L.P., a venture capital fund. Ms. Farrington is a member of the board of directors of Collectors Universe, Inc., a NASDAQ listed company, where she is chairperson of the compensation committee and a member of the audit committee and nominating and governance committee; and NCR Corporation, a New York Stock Exchange listed company, and a member of its audit committee. Ms. Farrington was lead director, chair of the compensation and governance committees, and member of the audit and transaction committees as a member of the board of directors of NetSuite, Inc., a New York Stock Exchange listed company, from 2000 until 2016. Ms. Farrington is also a member of the boards of directors of ConveyIQ, Inc., CrowdTwist, Inc., Ramp Holdings Inc., Snag Holdings, Inc., and Xignite, Inc., all of which are private companies. Earlier in her career, she was an investment banker and executive with Merrill Lynch & Co. Ms. Farrington qualifies as independent director under the NYSE listing standards and for purposes of serving on the Audit Committee. We believe that Ms. Farrington’s executive leadership and extensive experience on boards of directors, as well as her experience in software and financial services, makes her well-qualified to serve as a director.

There are no arrangements or understandings between Ms. Farrington and any other person pursuant to which she was selected as a director of Ceridian, and there have been no transactions since the beginning of Ceridian’s last fiscal year, or are currently proposed, regarding Ms. Farrington that are required to be disclosed by Item 404(a) of Regulation S-K.

In connection with the appointment of Ms. Farrington to the Board, Ceridian will enter into an indemnification agreement with Ms. Farrington in the same form that Ceridian has entered into with its other directors. The indemnification agreement provides Ms. Farrington with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Delaware law, subject to certain exceptions contained in such agreement. A copy of the form of Indemnification Agreement is filed as Exhibit 10.11 to our Amendment No. 2 to Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on April 12, 2018.

Ms. Farrington will participate in Ceridian’s compensation arrangements for independent non-employee directors of the Company.

In connection with the appointment of Ms. Farrington to the Audit Committee, Mr. Ganesh Rao stepped down from the Audit Committee. As a result, the Audit Committee will be comprised of Ms. Farrington, Ms. Andrea Rosen and Mr. Gerry Throop, who chairs the Audit Committee. Mr. Rao will continue to serve on the Compensation Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN HCM HOLDING INC.

By:	/s/ William E. McDonald
Name: Title:	William E. McDonald Senior Vice President, Deputy General Counsel and Corporate Secretary

Date: April 9, 2019